Exhibit 99.2

Designated Filer:	Warburg Pincus & Co.
Issuer & Ticker Symbol:	Talon Therapeutics, Inc. [TLON]
Date of Event Requiring Statement:	January 10, 2012

Joint Filer Information

Joint Filers:

1. Name:	Warburg Pincus Private Equity X, L.P.
Address:	C/O WARBURG PINCUS & CO.
450 LEXINGTON AVENUE
New York, NY 10017

2. Name:	Warburg Pincus X Partners, L.P.
Address:	C/O WARBURG PINCUS & CO.
450 LEXINGTON AVENUE
New York, NY 10017

3. Name:	Warburg Pincus X, L.P.
Address:	C/O WARBURG PINCUS & CO.
450 LEXINGTON AVENUE
New York, NY 10017

4. Name:	Warburg Pincus X LLC
Address:	C/O WARBURG PINCUS & CO.
450 LEXINGTON AVENUE
New York, NY 10017

5. Name:	Warburg Pincus Partners, LLC
Address:	C/O WARBURG PINCUS & CO.
450 LEXINGTON AVENUE
New York, NY 10017

6. Name:	Warburg Pincus LLC
Address:	450 LEXINGTON AVENUE
New York, NY 10017

7. Name:	Warburg Pincus & Co.
Address:	450 LEXINGTON AVENUE
New York, NY 10017

8. Name:	Charles R. Kaye
Address:	C/O WARBURG PINCUS & CO.
450 LEXINGTON AVENUE
New York, NY 10017

9. Name:	Joseph P. Landy
Address:	C/O WARBURG PINCUS & CO.
450 LEXINGTON AVENUE
New York, NY 10017